Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

Offer To Exchange Warrants to Acquire Shares of Class A Common Stock

of

biote Corp.

for

Shares of Class A Common Stock

of

biote Corp.

and

Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN STANDARD TIME, ON JUNE 7, 2023, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. THE WARRANTS (AS DEFINED BELOW) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED WARRANTS AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

May 9, 2023

To Our Clients:

Enclosed are the Prospectus/Offer to Exchange dated May 9, 2023 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of biote Corp., a Delaware corporation (the “Company”), to each holder of the Warrants (as defined below) to purchase shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, the opportunity to receive 0.23 shares of Common Stock in exchange for each Warrant tendered by the holder (“Warrant Holder”) and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 7, 2023, or such later time and date to which the Company may extend the Offer. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

On May 26, 2022, BioTE Holdings, LLC completed a series of transactions with Haymaker Acquisition Corp. III (“Haymaker”), Haymaker Sponsor III LLC (the “Sponsor”), BioTE Management, LLC and certain other parties thereto. In connection with its initial public offering, Haymaker issued public warrants as part of the units sold through the offering (“Public Warrant”) as well as private placement warrants (“Private Placement Warrant” and, together with the Public Warrants, the “Warrants”). Each Warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Warrants are quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BTMDW.” As of May 8, 2023, we had outstanding 13,504,132 Warrants of the Company outstanding, consisting of 8,397,624 Public Warrants and 5,106,508 Private Placement Warrants.

Each holder whose Warrants are exchanged pursuant to the Offer will receive 0.23 shares of Class A Common Stock for each Warrant tendered by such holder and exchanged. Any Warrant Holder that participates in the Offer may tender less than all of its Warrants for exchange.

No fractional shares of Class A Common Stock will be issued pursuant to the Offer. Pursuant to the terms of the Warrant Agreement, in lieu of issuing fractional shares, the Company shall round down to the nearest whole number of shares of Class A Common Stock to be issued to such Warrant Holder. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the Warrants (the “Consent Warrants”) to amend the warrant agreement, dated as of March 1, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which governs all of the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.207 shares of Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, the adoption of the Warrant Amendment will require the vote or written consent of holders of at least 50% of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, at least 50% of the Private Placement Warrants (the “Consent Thresholds”).

Parties representing approximately 19.4% of the outstanding Public Warrants and approximately 59.3% of the Private Placement Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation, pursuant to separate tender and support agreements (the “Tender and Support Agreements”). Accordingly, if the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.

Holders of Consent Warrants may not consent to the Warrant Amendment without tendering Consent Warrants in the Offer and holders may not tender such Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Warrants, and therefore by tendering Consent Warrants for exchange holders will be delivering to us their consent. Holders may revoke consent at any time prior to the Expiration Date (as defined below) by withdrawing the Consent Warrants holders have tendered in the Offer.

If the Consent Thresholds are not met, Warrants not exchanged for shares of Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms, including any such terms permitting the Company to redeem such Warrants prior to their expiration. The Company reserves the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

WE ARE NOT AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER AND THE CONSENT SOLICITATION IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF WE BECOME AWARE OF ANY U.S. STATE WHERE THE MAKING OF THE OFFER AND THE CONSENT SOLICITATION OR THE ACCEPTANCE OF THE WARRANTS PURSUANT TO THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW, WE WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH THE APPLICABLE LAW. IF, AFTER SUCH GOOD FAITH EFFORT, WE CANNOT COMPLY WITH THE APPLICABLE LAW, THE OFFER AND THE CONSENT SOLICITATION WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE WARRANT HOLDERS IN SUCH STATE.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your Warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.23 shares of Class A Common Stock for each Warrant so tendered.

We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender Warrants we hold for your account, nor to provide consent to the Warrant Amendment.

Please instruct us as to whether you wish us to tender for exchange any or all of the Warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your Warrants may be exchanged at the exchange rate of 0.23 shares of Class A Common Stock for every one of your Warrants properly tendered for exchange.

2.

The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.

By tendering your Warrants for exchange you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your Warrants in the Offer and you may not tender your Warrants without consenting to the Warrant Amendment.

4.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 7, 2023, or such later time and date to which the Company may extend the Offer.

If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 7, 2023, or such later time and date to which the Company may extend the Offer.

The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors. You must decide whether to have your Warrants exchanged and, if so, how many Warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form

Offer To Exchange Warrants to Acquire Shares of Class A Common Stock

of

biote Corp.

for

Shares of Class A Common Stock

of

biote Corp.

and

Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated May 9, 2023 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of biote Corp., a Delaware corporation (the “Company”), to each holder of the Warrants (as defined below) to purchase shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, the opportunity to receive 0.23 shares of Class A Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”).

On May 26, 2022, BioTE Holdings, LLC completed a series of transactions with Haymaker Acquisition Corp. III (“Haymaker”), Haymaker Sponsor III LLC (the “Sponsor”), BioTE Management, LLC and certain other parties thereto. In connection with its initial public offering, Haymaker issued public warrants as part of the units sold through the offering (“Public Warrant”) as well as private placement warrants (“Private Placement Warrant” and, together with the Public Warrants, the “Warrants”). Each Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment.

The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment; (iii) the Offer will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 7, 2023, or such later time and date to which the Company may extend the Offer (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of shares of the Class A Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be exchanged by you for the account of the undersigned:

*

No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of Class A Common Stock on Nasdaq on the last trading day of the Offer Period. The Company’s obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

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